RS No. xx-x        Exhibit 10.1
META FINANCIAL GROUP, INC.
2002 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
Non-Employee Directors Annual Equity Award
You have been granted a Restricted Stock Award by Meta Financial Group, Inc. (the “Corporation”) subject to your acceptance of the terms herein. This Restricted Stock Award is granted by the Corporation in accordance with the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), and the following terms and conditions. Any capitalized term used but not defined in this Agreement shall have the meaning set forth in the Plan. By your electronic signature consenting to the Restricted Stock Award, you also agree that you have read and agree to be bound by the terms of this Agreement and the Plan and that you have been furnished a prospectus describing the Plan.
1.Restricted Shares. You have been awarded under the Plan, as an Award of Restricted Stock (the “Restricted Shares”), shares of common stock of the Corporation, par value $.01 per share (“Common Stock”), subject to the restrictions and other terms and conditions set forth in this Agreement and in other communications and documents approved by the Corporation. A copy of the Plan, as currently in effect, is incorporated by reference and is available as a separate document in the participant portal. The number of Restricted Shares and the grant date for this Award (the “Grant Date”) are as set forth on the Computershare (or successor) system in respect of your Restricted Stock Award.
2.Transfer Restrictions. During the period from the Grant Date until the Restricted Shares are vested as provided by this Agreement (the “Restricted Period”), any unvested Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by you, except by will or the laws of descent and distribution in the event of the your death, pursuant to a “qualified domestic relations order” as defined in the Code or the rules thereunder, or as provided in this Agreement.
Except as otherwise provided in the Plan or this Agreement or as determined by the Committee in its discretion in accordance with Section 6(b) of the Plan, and provided that you maintain Continuous Service during the Restricted Period, the Restricted Shares shall vest and become transferable in accordance with the following vesting schedule:

Vesting Date	Percentage of Restricted Shares that Vest
Earlier of (i) first anniversary of the Grant Date, or (ii) the next regulary scheduled annual meeting of the Corporation’s stockholders	100%

3.Documentation of Restricted Shares. As of the Grant Date, the Corporation shall issue Common Stock either in certificate form or book-entry form in your name with respect to the Restricted Shares and such shares shall be held on your behalf until such Restricted Shares become vested. Such certificates shall bear the following (or a similar) legend or, if issued in book-entry, include a similar notation:

RS No. xx-x        Exhibit 10.1
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Corporation’s 2002 Omnibus Incentive Plan, as amended, and an agreement entered into between the registered owner and the Corporation. Copies of such Plan and the agreement are on file in the offices of the Secretary of the Corporation, 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.”
The Corporation may require you to execute and deliver stock powers in favor of the Corporation with respect to the certificates representing the Restricted Shares.
4.Delivery of Shares of Common Stock. Upon the vesting of the Restricted Shares, the Corporation shall, as applicable, either remove the restrictive notations on any such shares of Restricted Stock issued in book-entry form or deliver to you (or, if you have died, your legal representative) a certificate representing such Common Stock. Such Common Stock shall be free of the restrictions described in Section 2 and shall exclude the restrictive legend described in Section 3.
The Corporation’s obligation to deliver shares of Common Stock pursuant to your stock award, if the Committee so requires, is conditioned upon the receipt of a representation as to your investment intention or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, the Committee may provide that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act of 1933 or other securities law or regulation. The Corporation shall not be required to deliver any Common Stock upon the vesting of the Restricted Shares prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
5.Termination of Service or Death. If your Continuous Service terminates during the Restricted Period, the Restricted Shares shall be forfeited or shall vest depending on the reason your Continuous Service terminated, as follows:
A.If your Continuous Service terminates due to your death or permanent and total disability (as defined under Code Section 22(e)(3)), any unvested Restricted Shares shall be immediately fully vested and the Restricted Period shall end.
B.If your Continuous Service terminates more than six (6) months after the Grant Date for any reason (voluntary or involuntary), other than by the Corporation for Cause, any unvested Restricted Shares shall be immediately fully vested and the Restricted Period shall end.
C.If your Continuous Service is terminated for Cause, all rights under this Agreement shall expire immediately upon the Corporation’s notification to you of such termination.
6.Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by your Restricted Stock Award shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

RS No. xx-x        Exhibit 10.1
7.Effect of Change in Control. The treatment of unvested Restricted Shares in connection with a change of control (as defined in the Plan) shall be determined under the Plan.
8.Stockholder Rights with respect to Restricted Shares. Subject to the restrictions and limitations set forth in the Plan and this Agreement, you shall have all of the rights of a stockholder of the Corporation with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares.
9.Binding Effect of Agreement. The provisions of this Agreement and your Restricted Stock Award shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and the successors and assigns of the Corporation and any person to whom the Restricted Shares are transferred by will or by the laws of descent and distribution.
10.Withholding Tax. Upon the vesting of the Restricted Shares (or at such earlier time, if any, that you elect under Code Section 83(b) to include the value of the Restricted Shares in taxable income), the Corporation shall have the right to: (i) require you or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Restricted Shares; (ii) to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing; or (iii) to withhold a sufficient sum from your compensation payable by the Corporation to satisfy the Corporation’s tax withholding requirements. The Corporation shall have the right to deduct from any dividends paid with respect to the Restricted Shares the amount of any taxes the Corporation is required to withhold with respect to such dividend payments. The Corporation’s method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.
11.Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108. Any notices hereunder to you shall be delivered personally or mailed to your address in the Corporation’s records. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to you, as the case may be.
12.Plan and Plan Interpretations as Controlling. This Agreement, the Restricted Stock Award information available on Computershare (or its successor), and the terms and conditions set forth herein are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon you or your legal representatives with regard to any question arising under this Agreement or under the Plan.
13.Participant Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate your service as a director, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept your services.
14.Participant Acceptance. You shall signify your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Corporation at the address set forth in Section 11 above. In signing this Agreement, you, to the extent you are an executive officer, director or ten percent stockholder of the Corporation or MetaBank, acknowledges that the Restricted Shares may not be sold or otherwise transferred by you except in accordance with the Company’s Insider Trading Policy and provisions of Section 16 of the Securities Act of 1934, as amended from time to time.

RS No. xx-x        Exhibit 10.1
15.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

META FINANCIAL GROUP, INC. By: First Name Last Name Compensation Committee Chair	PARTICIPANT First Name Last Name Street Address City, State Zip Code

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